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                                                                     EXHIBIT 4.2




                              ARTICLES OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               RIMAGE CORPORATION


1.   The name of the corporation is Rimage Corporation, a Minnesota corporation.

2. Article Four, Section (01) of the Company's Restated Articles of Incorporation is amended to read as follows:

     "(01) The corporation is authorized to issue thirty million (30,000,000) shares of capital stock, $.01 par value."

3. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, the Secretary of Rimage Corporation being duly authorized on behalf of Rimage Corporation, has executed this document this 11th day of June, 2001.


                                                 /s/ Robert Wolf
                                       -----------------------------------------
                                              Robert Wolf, Secretary